Exhibit 8.1

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000

October 19, 2006

Suburban Propane Partners, L.P.

One Suburban Plaza
240 Route 10 West
Whippany, NJ 07981

Re:    Tax Opinion

Ladies and Gentlemen:

We have acted as federal tax counsel to Suburban Propane Partners, L.P. (the ‘‘Partnership’’) in connection with the Partnership’s Registration Statement on Form S-3 (the ‘‘Registration Statement’’), relating to the registration of common units of the Partnership issued by the Partnership to the Partnership’s general partner (the ‘‘Common Units’’) in exchange for the cancellation of (i) incentive distribution rights in accordance with Section 5.8 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the ‘‘Partnership Agreement’’) and (ii) the economic interests in the general partner interest it held in the Partnership and in Suburban Propane, L.P., the Partnership’s operating partnership subsidiary (the ‘‘Operating Partnership’’). Such Common Units may be offered for resale from time to time by certain unitholders. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Partnership Agreement, (iii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, (iv) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, (v) the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, (vi) a certificate of an officer of the Partnership as to certain factual representations, and (vii) such agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the ‘‘Documents’’), and have made such inquiries of such officers and representatives of the Partnership and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without investigation, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of all natural persons, and the correctness of all factual representations made therein or otherwise made to us. We have further assumed that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that, for federal income tax purposes (i) on the date hereof, the Partnership and the Operating Partnership will each constitute a partnership and not an association or publicly traded partnership taxable as a corporation, and (ii) all statements as to matters of law and legal conclusions contained in the Registration Statement under the caption ‘‘Tax Considerations For Unitholders,’’ except for the discussion under the caption ‘‘— State, Local and Other Tax Considerations’’ and except to the extent qualified therein and herein, are correct in all material respects and reflect our opinion as of the date hereof.

The foregoing opinion relates solely to federal income tax law and is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, or in the documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption ‘‘Legal Matters’’ in the Registration Statement.

Very truly yours,
/s/ Weil, Gotshal & Manges LLP